Exhibit 10.13

FIRST AMENDMENT

TO AGREEMENT BETWEEN

OWNER AND DESIGN BUILDER

                This First Amendment to Agreement Between Owner and Design Builder (“First Amendment”) is made this 20th day of November, 2001, by and between Great Plains Ethanol, LLC (“Owner”) and Broin and Associates, Inc. (“Design Builder”).

R E C I T A L S

                A.            Design Builder and Owner made, executed and delivered each to the other an Agreement Between Owner and Design Builder dated November 20, 2001, for construction of a 40-million gallon per year dry mill fuel ethanol processing plant to be located in Turner County, South Dakota.

                B.            The parties desire to amend the terms and conditions of the Agreement Between Owner and Design Builder in accordance with the provisions of this First Amendment.

                NOW, THEREFORE, the parties agree that the Agreement Between Owner and Design Builder is amended as follows (paragraph numbers correspond to those contained in the Agreement Between Owner and Design Builder):

                1.             Paragraph 7.2.2.1:   Deleted in its entirety.

                2.             Paragraph 7.2.2.5:  This Paragraph is amended to read as follows:

Contain a provision or endorsement that the coverage afforded will not be canceled until at least 30 days’ prior written notice has been given to Owner and each other additional insured indicated in Article 14 to whom a Certificate of Insurance has been issued (and the Certificates of Insurance furnished by the Design Builder pursuant to Paragraph 7.9.2 will so provide);

                3.             Paragraph 7.2.3: This Paragraph is added to the Agreement to read as follows:

Design Builder’s insurance agency shall agree in writing to give to Owner notice of cancellation of insurance by either party.

                4.             Paragraph 7.4.2:  Deleted in its entirety.

                5.             Paragraph 7.4.3:  This Paragraph is amended to read as follows:

All the policies of insurance (and the certificates or other evidence thereof) required to be purchased and maintained by Owner in accordance with Paragraph 7.4 will contain a provision or endorsement that the coverage afforded will not be canceled until at least 30 days’ prior written notice has been given to Design

Builder and to each other additional insured to whom a Certificate of Insurance has been issued and will contain waiver provisions in accordance with Paragraph 7.5.1. in addition, the insurance agency representing the Owner shall agree in writing to give to Design Builder notice of cancellation by either party.

                6.             All of the terms and conditions of the Agreement Between Owner and Design Builder shall remain in full force and effect except to the extent modified herein.

BROIN AND ASSOCIATES, INC.

By:	/s/ Robert Broin
Its President

GREAT PLAINS ETHANOL, LLC

By:	/s/ Darrin Ihnen
Its Chairman